Conmed Healthcare Management, Inc. Reports Record Third Quarter Results

Records First Net Income as a Public Company

Revenue Increases 66% to $11.5 Million

Hanover, Md.-- (BUSINESS WIRE)—November 13, 2008 -- Conmed Healthcare Management, Inc. (OTCBB:CMHM - News), a leading full service provider of correctional facility healthcare services to county detention centers, today announced financial results for its third quarter and nine months ended September 30, 2008.

Financial Highlights*
•	Third quarter 2008 revenues increased 66% to $11.5 million from $7.0 million in the year-ago period.

•	Third quarter 2008 gross profit increased 68% to $2.1 million from $1.2 million in the year-ago period.

•	Third quarter 2008 net income of approximately $108,000 represents a positive swing in profit of approximately $715,000 from a net loss of approximately $(606,000) in the year-ago period.

•	Revenues for the nine month period increased 53% to $28.4 million from $18.5 million in the year-ago period.

•	Gross profit for the nine month period increased 49% to $5.0 million from $3.4 million in the year-ago period.

•	Company generated $1.1 million in operating cash for third quarter.

•	Cash balance increased to $8.2 million.

Third Quarter Results

Net revenue for the three months ended September 30, 2008 increased $4.6 million, or 66%, to $11.5 million from $7.0 million in last year's comparable period. The revenue improvement resulted from the addition of new contracts, contracts acquired from Emergency Medical Documentation Consultants P.C. in February 2008, and expansion of both services and price adjustments to several counties already customers of Conmed.

"We continue to achieve new milestones, as we scale the business and position ourselves for long-term future growth,” commented Richard Turner, Chairman and Chief Executive Officer of Conmed Healthcare Management. “Our improved operating results reflect operational efficiencies that are resulting from careful management of our cost structure and efficient allocation of our resources.”

Dr. Turner continued, “Achieving profitability during the quarter, which is an important milestone for Conmed. It was our first profitable quarter since becoming a public company in January 2007, and we believe it represents a validation of the strategy we launched, which was to transform the Company from a small localized business into a publicly traded, nationally focused, and professionally managed company. We generated operating cash flow of $1.1 million, an increase of approximately $854,000, or 374%, from the second quarter. This was a very exciting quarter, in a year of substantial growth for Conmed.”

Total healthcare expenses for the period ended September 30, 2008 were $9.5 million compared to $5.7 million in the year-ago period. The increase reflects increased staffing as well as increases for out-of-facility hospitalization plus increased expenditures for pharmacy and radiology services to support new business. These increased expenses were partially offset by the reduction of paid overtime to staff in the quarter as well as a decrease in out-of-facility expenses for hospitalization and other related expenses. Gross profit for the third quarter of 2008 was up 68% to $2.1 million, representing a 17.9% gross margin, compared to $1.2 million and 17.7%, respectively, in last year's same period.

Total operating expenses were $2.0 million for the quarter ended September 30, 2008 compared to $1.6 million for the year-ago period. Operating expenses as a percentage of sales were 17.3% compared to 23.4% in the year-ago period, which reflects better operating leverage. Selling, general and administrative expenses for the third quarter were $1.5 million or 12.9% of revenue compared to $1.1 million or 15.9% of revenue for the year-ago quarter, primarily driven by additional management and administrative personnel required to support the Company’s rapid growth.

Conmed reported operating income of approximately $72,000 in the third quarter compared to an operating loss of approximately [$397,000] in the third quarter last year. Net income was approximately $108,000 or $0.01 per basic share and $0.01 per fully diluted share compared to a loss of approximately [$606,000] last year, or $(0.05) per basic share and fully diluted share.

For the third quarter of 2008, adjusted EBITDA** was approximately $736,000 compared to approximately $248,000 in the prior year third quarter.

Nine Month Results*

Proforma net revenue for the nine months ended September 30, 2008 increased $9.9 million, or 53.4%, to $28.4 million from $18.5 million in proforma revenue for last year's comparable period. Total healthcare expenses for the nine month period ended September 30, 2008 were $23.3 million compared to $15.1 million in the year-ago period, resulting in gross profit of $5.0 million, representing a 17.7% gross margin, compared to $3.4 million or 18.3% gross margin in last year's same period.

Total operating expenses were $6.1 million, or 21.5% of revenue for the nine months ended September 30, 2008 compared to $5.0 million, or 27.2% of revenue for the year-ago period. Conmed's operating loss was [$1.1 million] in the nine months ended September 30, 2008 compared to an operating loss of [$1.7 million] in the same period last year. The net loss was approximately $(900,000) or $(0.08) per basic and fully diluted share (based on approximately 12.0 million shares outstanding) compared to a proforma loss of $(1.4 million), or $(0.15) per basic and fully diluted share (based on approximately 9.7 million shares outstanding) in the year ago period.

For the first nine months of 2008, adjusted EBITDA** was approximately $881,000.

The Company generated $1.1 million in positive cash flow in the quarter ended September 30, 2008, and had $8.2 million in cash and cash equivalents as of September 30, 2008 compared to $7.1 million at December 31, 2007. Shareholders’ equity increased 12% to $19.7 million at September 30, 2008 from $17.6 million at December 30, 2007.

* All comparisons presented for the nine-month period ended September 30, 2007 are based on proforma results. Proforma adjustments include consolidation of the Company and Conmed, Inc. for the full year plus adjustments to reflect the amortization of intangible assets and a proforma estimated tax expense for both the nine month and full year periods.

** Use of Non-GAAP Figure--Earnings Before Interest, Taxes Depreciation and Amortization (EBITDA)

In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains the Company’s “EBITDA” results, which are non-GAAP earnings results that exclude certain items. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and adjusted EBITDA are key indicators used by management to evaluate operating performance. While EBITDA and adjusted EBITDA are not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing its capital expenditures and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. Adjusted EBITDA, as used in the press release, represents income from continuing operations before interest, taxes, depreciation and amortization adjusted for stock-based compensation, gains or losses on the sale of assets, impairment charges and other unusual or non-recurring transactional events. A reconciliation of EBITDA and adjusted EBITDA to GAAP financial measures for the three and nine months ended September 30, 2008 is included in the financial schedules accompanying this press release. The adjusted financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

Conference Call
Conmed will host a conference call today, Thursday, November 13, at 4:30 PM ET. Anyone interested in participating should call 800-762-8973 if calling within the United States or 480-248-5085 if calling internationally. A re-play will be available until November 20, 2008, which can be accessed by dialing 800-406-7325 if calling within the United States or 303-590-3030 if calling internationally. Please use passcode 3938694 to access the replay.

The webcast will also be broadcast live over the internet and accessible at http://viavid.net/dce.aspx?sid=000053F5, and archived for 30 days.

About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently services detention centers and correctional facilities in thirty-two counties in nine states, including Washington, Oregon, Kansas, Virginia, Arizona and Maryland. Conmed's services have expanded to include mental health, pharmacy and out-of-facility healthcare services.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "projects", "potentially" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain contract renewals and extensions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2007. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS

	SUCCESSOR September 30, 2008 (unaudited)	SUCCESSOR December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,229,776	$7,136,720
Accounts receivable	2,709,170	1,622,424
Prepaid expenses	492,414	214,834
Total current assets	11,431,360	8,973,978
PROPERTY AND EQUIPMENT, NET	495,606	212,815
DEFERRED TAXES	390,000	90,000
OTHER ASSETS
Service contracts acquired, net	1,716,000	2,699,000
Non-compete agreements, net	633,000	749,000
Goodwill	5,068,478	4,852,338
Deposits	38,699	58,698
Total other assets	7,456,177	8,359,036
	$19,773,143	$17,635,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$886,868	$837,144
Accrued expenses	3,817,573	1,563,020
Taxes payable	208,260	5,000
Deferred revenue	219,152	353,075
Notes payable, current portion	74,200	7,798
Total current liabilities	5,206,053	2,766,037
NOTES PAYABLE, LONG-TERM	17,327	5,418
SHAREHOLDERS’ EQUITY
Preferred stock no par value; authorized 5,000,000 shares; issued and outstanding zero shares as of September 30, 2008	--	--
Common stock, $0.0001 par value, authorized 40,000,000 shares; issued and outstanding 12,024,222 shares as of September 30, 2008	1,202	1,194
Additional paid-in capital	36,525,100	35,901,874
Retained (deficit)	(21,976,539)	(21,038,694)
Total shareholders' equity	14,549,763	14,864,374
	$19,773,143	$17,635,829

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	SUCCESSOR For the Nine Months Ended September 30, 2008	SUCCESSOR For the Period January 26, 2007 to September 30, 2007	PREDECESSOR For the Period January 1, 2007 to January 25 2007	SUCCESSOR For the Three Months Ended September 30, 2008	SUCCESSOR For the Three Months Ended September 30, 2007

Service contract revenue	$28,362,281	$16,980,432	$1,504,565	$11,531,168	$6,964,838

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	14,695,467	8,640,886	842,575	5,975,707	3,645,035
Medical expenses	7,702,791	4,530,430	439,206	3,042,867	1,850,211
Other operating expenses	933,932	651,230	45,552	446,228	239,545
Total healthcare expenses	23,332,190	13,822,546	1,327,333	9,464,802	5,734,791

Gross profit	5,030,091	3,157,886	177,232	2,066,366	1,230,047

Selling and administrative expenses	4,574,429	3,150,816	92,264	1,490,008	1,105,514
Depreciation and amortization	1,533,870	1,593,046	1,698	504,295	521,394
Total operating expenses	6,108,299	4,743,862	93,962	1,994,303	1,626,908

Operating income (loss)	(1,078,208)	(1,585,976)	83,270	72,063	(396,861)

INTEREST INCOME (EXPENSE)
Interest income	145,085	228,628	287	37,934	84,685
Interest (expense)	(4,721)	(3,638)	(93)	(1,527)	(3,216)
Total interest income	140,364	224,990	194	36,407	81,469

Income (loss) before income taxes	(937,844)	(1,360,986)	83,464	108,470	(315,392)
Income tax benefit	--	--	--	--	291,000
Net income (loss)	$(937,844)	$(1,360,986)	$83,464	$108,470	$(606,392)

LOSS PER COMMON SHARE
Basic	$(0.08)	$(0.14)		0.01	(0.05)
Diluted	$(0.08)	$(0.14)		0.01	(0.05)

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	12,012,681	9,705,520		12,024,222	11,937,489
Diluted	12,012,681	9,705,520		13,305,347	11,937,489

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	SUCCESSOR For the Nine Months Ended September 30, 2008	SUCCESSOR For the Period January 26, 2007 to September 30, 2007	PREDECESSOR For the Period January 1, 2007 to January 25, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(937,844)	$(1,360,986)	$83,464
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	72,870	27,046	1,698
Amortization	1,461,000	1,566,000	--
Stock-based compensation	423,221	423,370	--
Loss on disposal of property	2,257	--	--
Deferred income taxes	(300,000)	--	--
Changes in working capital components
Decrease (increase) in accounts receivable	(1,086,746)	(1,011,502)	197,327
(Increase) in taxes receivable	--	(85,000)	--
(Increase) in claims against escrow	--	(370,283)	--
Decrease (increase) in prepaid expenses	(277,580)	71,924	30,687
Decrease (increase) in deposits	19,999	(200)	--
Increase in accounts payable	49,724	97,292	258,562
Increase (decrease) in accrued expenses	2,254,553	987,664	(469,320)
Increase in income taxes payable	203,260	--	--
Increase (decrease) in deferred revenue	(133,923)	63,616	(29,155)
Net cash provided by operating activities	1,750,791	408,941	73,263

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(357,918)	(87,751)	--
Asset Purchase from EMDC, P.C.	(245,853)	--	--
Acquisition of Conmed, Inc., net of cash acquired	--	(7,675,097)	--
Net cash used in investing activities	(603,771)	(7,762,848)	--

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings	--	289,368	--
Payments on loans	(53,964)	(198,799)	(594)
Net proceeds from Private Placement	--	13,085,649	--
Proceeds from exercise of warrants	--	36,000	--
Net cash provided by (used in) financing activities	(53,964)	13,212,218	(594)

Net increase in cash and cash equivalents	1,093,056	5,858,311	72,669

CASH AND CASH EQUIVALENTS
Beginning	7,136,720	662,305	122,269
Ending	$8,229,776	$6,520,616	$194,938

CONMED HEALTHCARE MANAGEMENT, INC.
PROFORMA STATEMENTS OF OPERATIONS (UNAUDITED)

Nine Months Ended September 30, 2008 compared September 30, 2007

The following financial results below are derived from proforma unaudited financial statements for the nine months ended September 30, 2008 prepared on the basis that the acquisition of Conmed, Inc. was completed on December 31, 2006. Proforma adjustments include consolidation of the Company and Conmed, Inc. for the full nine-month period plus an adjustment to reflect the amortization of intangible assets, which increased depreciation and amortization on the proforma unaudited financial statements by approximately $184,000.

	Nine Months Ended September 30, 2008		Nine Months Ended September 30, 2007
	Amount	% of Revenue	Amount	% of Revenue
Service contract revenue	$28,362,281	100.0%	$18,484,997	100.0%

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	14,695,467	51.8%	9,483,499	51.3%
Medical expenses	7,702,791	27.2%	4,929,637	26.7%
Other operating expenses	933,932	3.3%	696,781	3.8%
Total healthcare expenses	23,332,190	82.3%	15,109,917	81.7%

Gross profit	5,030,091	17.7%	3,375,080	18.3%

OPERATING EXPENSES:
Selling, general & administrative expenses	4,574,429	16.1%	3,258,714	17.6%
Depreciation and amortization	1,533,870	5.4%	1,770,744	9.6%
Total operating expenses	6,108,299	21.5%	5,029,458	27.2%

Operating loss	(1,078,208)	(3.8)%	(1,654,378)	(8.9)%

Net interest income and (expense)	140,364	0.5%	225,183	1.2%

Loss before income taxes	(937,844)	(3.3)%	(1,429,195)	(7.7)%

Income tax (benefit)	--	0.0%	--	0.0%

Net (loss)	$(937,844)	(3.3)%	$(1,429,195)	(7.7)%

CONMED HEALTHCARE MANAGEMENT, INC.
RECONCILIATION OF PROFORMA GAAP NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2008	2007	2008	2007
Net income (loss)	$(937,844)	$(1,429,195)	$108,470	$(606,392)
Income tax benefit	--	--	--	291,000
Interest income	(145,085)	(228,914)	(37,934)	(84,685)
Interest expense	4,721	3,731	1,527	3,216
Depreciation and amortization	1,533,870	1,770,744	504,295	521,394
Stock based compensation	423,221	423,000	159,974	123,000
Loss on Sale of Assets	2,257	--	--	--
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$881,140	$539,366	$736,332	$247,533

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden Communications
Peter Seltzberg, 646-415-8972
peter@haydenir.com

or
Brett Maas, 646-536-7331
brett@haydenir.com